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                                                            Exhibit 10(b)(iii)

                              Amendment No. 2

                                    to

                   TI Directors Retirement Benefit Plan

     Texas Instruments Incorporated, a Delaware Corporation with its principal office in Dallas, Texas, hereinafter sometimes referred to as "TI," for the purpose of amending the TI Directors Retirement Benefit Plan dated January 1, 1987, (the "Plan") does hereby agree as follows:

     Section 2-2 of Article II of the Plan is hereby amended so as to read as follows:

     "Section 2-2. Amount of Retirement Benefits. The retirement benefits payable to a Participant under this Plan who retired prior to July 22, 1988 shall be an annual amount of $23,250, and the retirement benefits payable to a Participant under this Plan who retires, dies or becomes disabled on or after July 22, 1988 shall be an annual amount equal to sixty percent (60%) of the annual retainer payable to a Director of TI for the year in which the Participant's retirement, death or disability occurs."

     This amendment shall be effective as of July 22, 1988.

     IN WITNESS WHEREOF, this instrument is executed as of the 22nd day of July, 1988.

                                                TEXAS INSTRUMENTS INCORPORATED

                                                By /s/ WILLIAM F. WHETSEL
                                                   ----------------------
                                                   William F. Whetsel